Exhibit 3.3

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PLAYBUTTON CORPORATION", CHANGING ITS NAME FROM "PLAYBUTTON CORPORATION" TO "COMHEAR, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JANUARY, A.D. 2014, AT 1:50 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

SECRETARY OF STATE
DELAWARE

Jeffrey W. Bullock, Secretary of State

5209626 8100

AUTHENTICATION: 1092032

140101027

DATE: 01-28-14

You may verify this certificate online at corp.delaware.gov/authver.shtml

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State of Delaware
Secretary of State
Division of Corporations
Delivered 01:56 PM 01/28/2014
FILED 01:50 PM 01/28/2014
SRV 140101027 - 5209626 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PLAYBUTTON CORPORATION

* * * * *

PLAYBUTTON CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation adopted a resolution by the unanimous written consent of its members, filed with the minutes of the Board, proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

That Article FIRST of the Certificate of Incorporation of the corporation be amended in its entirety so that, as amended, said Article shall read as follows:

"FIRST:   The name of the Corporation is ComHear, Inc. (hereinafter referred to as the "Corporation")."

That Article FOURTH of the Certificate of Incorporation of the corporation be amended in its entirety so that, as amended, said Article shall read as follows:

"FOURTH:   The authorized capital stock of the Corporation shall consist of fifty million (50,000,000) shares of Common Stock, each with a par value of $0.0001 (the "Common Stock")."

SECOND: That in lieu of a meeting and vote of the stockholders of the corporation, the stockholders of the corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Randy Granovetter, its President, this 24th day of January, 2014.

Randy Granovetter, President

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